CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference into the accompanying Amendment No. 1 to the registration statement on Form S-3, of our report dated August 4, 1995, relating to the June 30, 1995 financial statements of Larson-Davis Incorporated, appearing in the annual report of Larson-Davis Incorporated on Form 10-K for the year ended December 31, 1997.


/s/ Pritchett, Siler & Hardy, P.C.


PRITCHETT, SILER & HARDY, P.C.
(formerly Peterson, Siler & Stevenson, P.C.)

Salt Lake City, Utah
May 18, 1998